Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Best Buy Co., Inc. on Form S-8, of our report dated September 15, 2006, appearing in this Annual Report on Form 11-K of Best Buy Retirement Savings Plan for the year ended December 31, 2005.

Minneapolis, Minnesota
September 15, 2006

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